Exhibit 21

List of Subsidiaries

Entity Name	State of Incorporation
BridgeBio Pharma LLC	Delaware
TheRas, Inc.	Delaware
BridgeBio Services Inc.	Delaware
Origin Biosciences, Inc.	Delaware
Fortify Therapeutics, Inc.	Delaware
Sub20, Inc.	Delaware
Eidos Therapeutics, Inc.	Delaware
Molecular Skin Therapeutics, Inc.	Delaware
Navire Pharma, Inc.	Delaware
CoA Therapeutics, Inc.	Delaware
Phoenix Tissue Repair, Inc.	Delaware
QED Therapeutics, Inc.	Delaware
Adrenas Therapeutics, Inc.	Delaware
Orfan Biotech Inc.	Delaware
Ferro Therapeutics, Inc.	Delaware
Venthera, Inc.	Delaware
Aspa Therapeutics, Inc.	Delaware
Retinagenix Therapeutics, Inc.	Delaware
Audition Therapeutics, Inc.	Delaware
Calcilytix Therapeutics, Inc.	Delaware
BridgeBio Gene Therapy LLC	Delaware
BridgeBio Gene Therapy Research, Inc.	Delaware
ML Bio Solutions Inc.	Delaware
Cyan Therapeutics, Inc.	Delaware
Shift Therapeutics, Inc.	Delaware
Portal Therapeutics, Inc. (f/k/a Stoplight Therapeutics, Inc.)	Delaware
Contour Therapeutics LLC	Delaware
BridgeBio Chemistry, Inc.	Delaware
DTD Therapeutics, Inc.	Delaware
BridgeBio Canada ULC	Canada

ACTIVE/102476041.2